                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        ROCKY MOUNTAIN CHOCOLATE FACTORY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 Turner Drive
                             Durango, Colorado 81303

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 20, 2001

To our Shareholders:

         The 2001 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc. will be held on Friday, July 20, 2001 at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, in Durango, Colorado, for the following purposes:

         1. To elect six directors to serve until the fiscal 2002 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

         2. To consider and vote upon a proposal to amend the Company's 1995 Stock Option Plan to increase from 200,000 to 300,000 the aggregate number of shares of Common Stock authorized for issuance under such plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of Common Stock of record at the close of business on June 15, 2001 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

         Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.

                                            By order of the Board of Directors

                                            /s/ Virginia M. Perez

                                            Virginia M. Perez
                                            Secretary

Durango, Colorado
June 20, 2001

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 Turner Drive
                             Durango, Colorado 81303

                                 PROXY STATEMENT

                 Annual Meeting of Shareholders - July 20, 2001

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the "Company") for use only at the Annual Meeting of the Company's shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders.

         It is anticipated that the Proxy Statement, together with the Proxies and the Company's 2001 Annual Report to Shareholders, will first be mailed to the Company's shareholders on or about June 20, 2001. A person giving the enclosed Proxy has the power to revoke it at any time before it is exercised by
(1) delivering written notice of revocation to the Secretary of the Company, (2) duly executing and delivering a Proxy for the Annual Meeting bearing a later date or (3) voting in person at the Annual Meeting.

         The Company will bear the cost of this solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's Common Stock, par value $.03 per share (the "Common Stock"). In addition, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies by mail, personal interview, telephone or telegraph.

                                VOTING SECURITIES

         The close of business on June 15, 2001 has been fixed as the record date for the determination of holders of record of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 1,852,568 shares of the Company's Common Stock were outstanding and eligible to be voted at the Annual Meeting.

         For each share of Common Stock held on the record date, a shareholder is entitled to one vote on all matters to be voted on at the Annual Meeting, except the election of directors.

         Shareholders have cumulative voting rights in the election of directors, and there is no condition precedent to the exercise of those rights. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of his or her shares multiplied by six, the number of directors to be elected, and he or she may cast all of those votes for a single nominee or divide them among any two or more nominees as he or she sees fit. It is the intention of the Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to withhold authority to vote for any nominee will be deemed an authorization to vote cumulatively for the remaining nominees, unless otherwise indicated.

                                VOTING PROCEDURES

         The vote required for the election of directors is a plurality of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote thereon, provided a quorum is present. The vote required for the approval of the other item to be acted upon at the Annual Meeting is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting, provided a quorum is present. A quorum is established by the presence or representation at the Annual Meeting of the holders of a majority of the Company's voting shares. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have discretionary authority to vote on certain "routine" items even if they have not received instructions from the persons entitled to vote such shares. However, brokers do not have authority to vote on "nonroutine" items without such instructions. Such "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any nonroutine matter to be acted upon. For matters requiring the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting, such as Item No. 1, broker non-votes would have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote, such as Item No. 2, broker non-votes would not be counted as among the shares entitled to vote with respect to such matters. Thus, the effect of any broker non-votes with respect to such matters would be to reduce the number of affirmative votes required to approve the proposals and the number of negative votes required to block such approval.

BENEFICIAL OWNERSHIP OF THE COMPANY'S EQUITY SECURITIES

         The following table sets forth information, as of June 15, 2001, with respect to the shares of Common Stock beneficially owned (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director or nominee for election as a director and each executive officer named in the Summary Compensation Table, and (iii) by all current directors and executive officers of the Company as a group.

         The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

         Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

                                                            Amount and Nature
               Name of Beneficial Owner                  of Beneficial Ownership               Percent of Class
               ------------------------                  -----------------------               ----------------
               Clyde Wm. Engle et al. (1)                             377,587   (2)                        20.2%

               Franklin E. Crail (1)                                  308,880                              16.6%

               Fred M. Trainor                                         81,000   (3)                         4.3%

               Jay B. Haws                                             31,216   (4)                         1.7%

               Lee N. Mortenson                                        28,500   (3)                         1.5%

               Bryan J. Merryman                                       39,298   (4)                         2.1%

               Edward L. Dudley                                        34,000   (4)                         1.8%

               Gerald A. Kien                                          21,000   (3)                         1.1%

               Gregory L. Pope                                          2,000                                .1%

               William K. Jobson                                        2,000                                .1%

               All executive officers and
               directors as a group (9 persons)                       925,481   (5)                        46.3%

(1) Mr. Engle's address is 4433 West Touhy Avenue, Lincolnwood, Illinois 60646. Mr. Crail's address is the same as the Company's address.

(2) The following information was provided to the Company by Mr. Engle. Includes 11,000 shares that Mr. Engle has the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 2000 Nonqualified Stock Option Plan for Nonemployee Directors (the "2000 Director's Plan"). Of the 376,587 shares indicated as being beneficially owned by Mr. Engle, 128,730 shares are owned by GSC Enterprises, Inc., a corporation in which Mr. Engle owns a majority interest, and 10,000 shares are owned beneficially by members of Mr. Engle's immediate family. Mr. Engle disclaims beneficial ownership of the shares owned by his family members.

(3) Includes 11,000 shares that Messrs. Trainor, Kien and Mortenson each has the right to acquire within 60 days through the exercise of options granted pursuant to the 2000 Director's Plan. Includes 10,000 shares that Messrs. Trainor and Kien each has the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1990 Nonqualified Stock Option Plan for Nonemployee Directors (the "1990 Director's Plan"). Mr. Mortenson has pledged 8,000 shares owned by him to the Company to secure payment of certain indebtedness to the Company incurred by Mr. Mortenson in connection with his purchase of such shares.

(4) Includes shares that these officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan and 1995 Stock Option Plan as follows:
         Mr. Dudley, 22,000 shares; Mr. Merryman, 20,000 shares; Mr. Haws, 31,000 shares; Mr. Pope, 2,000 shares; and Mr. Jobson, 2000 shares. Mr. Dudley and Mr. Merryman have each pledged 8,000 shares owned by them to the Company to secure payment of certain indebtedness to the Company incurred by each of them in connection with his purchase of such shares.

(5) Includes 141,000 shares that officers and directors as a group have the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan, 1995 Stock Option Plan, the 1990 Director's Plan and 2000 Director's Plan. The Officers and directors have pledged an aggregate of 24,000 shares owned by them to the Company to secure payment of certain indebtedness to the Company incurred by them in connection with the purchase of such shares.

ITEM 1. ELECTION OF DIRECTORS

NOMINEES

         The Company's By-Laws provide for no fewer than three nor more than nine directors. The Board has previously fixed the current number of directors at six. Directors are elected for one year. Six directors will be elected at the Annual Meeting. All of the nominees are currently directors of the Company.

         Proxies will be voted, unless authority to vote is withheld by the shareholder, FOR the election of Messrs. Crail, Kien, Mortenson, Trainor, Engle and Merryman to serve until the 2002 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxy holders in their discretion. Shareholders may not vote for more than six persons for election as directors at the Annual Meeting.


Set forth below is certain information concerning each nominee for election as a director:

            NAME                              POSITIONS WITH COMPANY                    AGE     DIRECTOR SINCE
            ----                              ----------------------                    ---     --------------
Franklin E. Crail            Chairman of the Board, Chief Executive Officer and         59           1982
                             President

Bryan J. Merryman            Chief Operating Officer, Chief Financial Officer,          40           1999
                             Treasurer and Director

Gerald A. Kien               Director                                                   69           1995

Lee N. Mortenson             Director                                                   65           1987

Fred M. Trainor              Director                                                   62           1992

Clyde Wm. Engle              Director                                                   58           2000

         Franklin E. Crail. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. Since the incorporation of the Company in November 1982, he has served as its President and a director, and, from September 1981 to January 2000 as its Treasurer. He was elected Chairman of the Board in March 1986. Prior to founding the Company, Mr. Crail was co-founder and President of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry.

         Bryan J. Merryman. Mr. Merryman joined the Company in December 1997 as Vice President - Finance and Chief Financial Officer. Since April 1999, Mr. Merryman has also served the Company as the Chief Operating Officer and as a Director and since January 2000 as the Company's Treasurer. Prior to joining the Company, Mr. Merryman was a principal in Knightsbridge Holdings, Inc. (a leveraged buyout firm) from January 1997 to December 1997. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of aftermarket auto parts from July 1996 to November 1997 and was employed for more than eleven years by Deloitte and Touche LLP, most recently as a Senior Manager.

         Gerald A. Kien. Dr. Kien was first elected as a director of the Company in August 1995. From 1993 to 1995, Dr. Kien served as President and Chief Executive Officer of Remote Sensing Technologies, Inc., a subsidiary of Envirotest Systems, Inc., a company engaged in the development of instrumentation for vehicle emissions testing. From 1989 to 1993, Dr. Kien served as Chairman, President and Chief Executive Officer of Sun Electric Corporation, a manufacturer of automotive test equipment, and served as a director and as Chairman of the Executive Committee of that company from 1980 to 1993. Sun Electric merged with Snap-On Tools in 1993, and Dr. Kien remained as President of the Sun Electric division of Snap-On Tools until his retirement in 1994. Dr. Kien was a co-founder of the First National Bank of Hoffman Estates and remained as a director from 1979 to 1990, and was a director of the Charter Bank and Trust of Illinois from 1984 to 1990. He served as a director of Systems Control, Inc. and Vehicle Test Technologies, Inc., from 1989 to 1993, both of which are engaged in emissions testing of motor vehicles. Dr. Kien received his Ph.D. from the University of Illinois Graduate College of Medicine in 1959.

         Lee N. Mortenson. Mr. Mortenson has served on the Board of Directors of the Company since 1987. Mr. Mortenson has served as President, Chief Operating Officer and a director of Telco Capital Corporation of Chicago, Illinois from January 1984 to February 2000. Telco Capital Corporation is principally engaged in the manufacturing and real estate businesses. He was President, Chief Executive Officer and a director of Sunstates Corporation (formerly Acton Corporation) from May 1988 to December 1990 and he has been President, Chief Operating Officer and a director of Sunstates Corporation from December 1990 to February 2000. Sunstates Corporation is a publicly traded company primarily engaged in real estate development and manufacturing. Mr. Mortenson has been a director of Alba-Waldensian, Inc., which is principally engaged in the manufacturing of apparel and medical products, from 1984 to July 1999, and has served as its President and Chief Executive Officer of Alba from February 1997 to July 1999. Mr. Mortenson has also served as a director of NRG Inc., a leasing company, from 1987 to February 2000. On December 24, 1996, an Agreed Order of Liquidation with a finding of insolvency was entered under the Illinois Insurance Code against the principal subsidiary of Sunstates Corporation, Coronet Insurance Company ("Coronet"), and Coronet's subsidiaries, National Assurance Indemnity Company ("National Assurance") and Crown Casualty Company ("Crown"), pursuant to which, among other things, all of the assets of Coronet, National Assurance and Crown were transferred to the Office of the Special Deputy for the purposes of winding up the affairs of such companies. On February 27, 1997, a consent order appointing the Florida Department of Insurance as Receiver for purposes of liquidation was entered under the Florida Insurance Code against Casualty Insurance Company of Florida ("Casualty"), a subsidiary of Coronet. Mr. Mortenson, prior to March 14, 1997, was a director and President of each of Coronet, National Assurance, Crown and Casualty. On January 24, 1997, Hickory White Company, a furniture manufacturing subsidiary of Sunstates Corporation, filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code. All of the assets of Hickory White Company were sold to an unrelated party on March 11, 1997. Mr. Mortenson was a Vice President and a director of Hickory White Company.

         Fred M. Trainor. Mr. Trainor has served as a director of the Company since August 1992. Mr. Trainor is the founder, and since 1984 has served as Chief Executive Officer and President of AVCOR Health Care Products, Inc., Fort Worth, Texas, a manufacturer and marketer of specialty dressings products. Prior to founding AVCOR Health Care Products, Inc., in 1984, Mr. Trainor was a founder, Chief Executive Officer and President of Tecnol, Inc. of Fort Worth, Texas, also a company involved with the health care industry. Before founding Tecnol, Inc., Mr. Trainor was with American Hospital Supply Corporation (AHSC) for 13 years in a number of management capacities.

         Clyde Wm. Engle. Mr. Engle is Chairman of the Board of Directors and President of RDIS Corporation, Chairman of the Board of Directors and Chief Executive Officer of Telco Capital Corporation, Chairman of the Board of Directors of

Hickory Furniture Company, Chairman of the Board of Directors and Chief Executive Officer of Sunstates Corporation, which is primarily engaged in automated textile equipment manufacturing, and Chairman of the Board of Directors, President and Chief Executive Officer of GSC Enterprises, Inc., a one-bank holding company, and Chairman of the Board of Directors and President of its subsidiary, Bank of Lincolnwood.


                  INFORMATION REGARDING THE BOARD OF DIRECTORS

         No family relationships exist between any director or executive officer and any other director or executive officer of the Company.

COMMITTEE AND MEETINGS

         The Board of Directors has a standing Compensation Committee and Audit Committee. Each committee is composed of Messrs. Mortenson, Trainor and Kien. The Compensation Committee's function is to approve remuneration arrangements for the Company's executive officers. The Compensation Committee also approves and administers grants of stock options under the Company's 1995 Stock Option Plan. No further grants are permitted under the Company's 1985 Incentive Stock Option Plan, which expired in 1995, but the Compensation Committee administers that plan with respect to outstanding options previously granted thereunder. The Compensation Committee also approves and administers grants of stock options under the 2000 Director's Plan. The Audit Committee receives and reviews the reports of the Company's independent auditors. The Compensation Committee and Audit Committee each held one meeting during the last fiscal year. The Company has no standing nominating committee.

         During the last fiscal year, the Company's Board of Directors held four meetings. Each director attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board on which he served, during the period he was a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

                        Report of Compensation Committee

         The following is a report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for the fiscal year ended February 28, 2001. The Committee administers the compensation program for executive officers of the Company and makes all related decisions.

         The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company's 1995 Stock Option Plan. The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value and that executive officers are strongly motivated and retained. The Company's compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company's success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contribution and job performance of individual executive officers.

BASE SALARY

         Annual salaries for the Company's executive officers, including the Chairman of the Board and President are generally reviewed in March of each year based on a number of factors, both objective and subjective, with any change generally to be effective on March 1 of that year. Objective factors considered include Company financial performance relative to business plan profit objective in the immediately preceding fiscal year, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's success and of the executive's individual contributions to that success.

PERFORMANCE-BASED ANNUAL BONUSES

         Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under the plan that served as the basis for bonuses paid for fiscal 2001, executive officers received a percentage of their base pay based on the overall performance of the Company. Additional bonuses may be awarded at the discretion of the Committee in recognition of special accomplishments. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance.

STOCK OPTIONS

         Awards of stock options strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Committee considers on an annual basis the grant of options to executive officers and key managers under the Company's 1995 Stock Option Plan. The number of options granted is generally based upon the position held by a participant and the Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. The grant of options is an annual determination, but the Committee may consider the size of past awards and the total amounts outstanding in making such a determination.

         Unlike cash, the value of a stock option will not immediately be realized and does not result in a current expense to the Company. Stock options are granted with an exercise price equal to the current market price of the Company's stock and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Although the plan does not provide for a required vesting period, the Committee's current practice is to generally require that options granted to employees vest pro rata 20% per year over five years.

         There were 10,000 stock options awarded to executive officers or others in fiscal 2001. Options currently held by current executive officers and directors under the Company's option plans cover a total of 265,000 shares.

OTHER COMPENSATION

         An additional element of the executive officer's compensation, which is not performance-based, is the matching of contributions by the Company under the Company's 401(k) plan.

         The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during 2001 adequately reflect the Company's compensation goals and policies.

June 20, 2001

COMPENSATION COMMITTEE FOR FISCAL 2002:

         The 2002 Compensation Committee will consist of: Lee Mortenson, Gerald
A. Kien and Fred M. Trainor.


                           Summary Compensation Table

         The following table sets forth certain information with respect to annual compensation for the years indicated for each executive officer of the Company who met the minimum compensation threshold of $100,000 for inclusion in the table (the "Named Officers").

                                                                              Long-Term
                                                                            Compensation
                                                                               Awards
                                                                            ------------
                                                                             Securities
                                                    Annual Compensation      Underlying
                                                   ---------------------    Options/SARs        All Other
Name and Principal Position                Year    Salary (1)   Bonus(2)       (#)(3)        Compensation(4)
---------------------------                ----    ----------   --------    ------------     ---------------
Franklin E. Crail,                          2001   $  181,269   $ 87,500         -0-           $  5,507
Chairman of the Board and                   2000   $  165,000   $ 50,000      10,000           $  2,475
President                                   1999   $  161,250        -0-         -0-           $  2,500

Bryan J. Merryman,                          2001   $  147,692   $ 60,000      10,000           $  4,126
Chief Operating Officer, Chief              2000   $  123,673   $ 50,000      10,000           $  1,304
Financial Officer and Director              1999   $  107,500        -0-         -0-                -0-

Edward L. Dudley,                           2001   $  119,192   $ 40,300         -0-           $  3,641
Vice President - Sales and Marketing        2000   $  109,115   $ 25,000      10,000           $  1,060
                                            1999   $   96,250        -0-         -0-           $  1,310

Jay B. Haws,                                2001   $  108,808   $ 26,250         -0-                -0-
Vice President - Creative Services          2000   $  100,000   $ 20,000      10,000                -0-
                                            1999   $   98,500        -0-         -0-           $  1,830


(1) Includes amounts deferred at the Named Officers' election pursuant to the Company's 401(k) Plan.

(2) Represents amounts paid as bonuses based on performance for the indicated fiscal year, paid in the following fiscal year.

(3) Options to acquire shares of Common Stock under the 1995 Stock Option Plan. Options granted in 1998 have ten-year terms and vest with respect to one-fifth of the shares covered thereby annually beginning on the date of grant. Options granted in 2000 will vest 100% following the fiscal year in which the Company achieves $1.00 earnings per share or ten years from the date of issue.

(4) Represents Company contributions made or accrued on behalf of the Named Officers under the Company's 401(k) Plan.

OPTION GRANTS DURING FISCAL YEAR ENDED FEBRUARY 28, 2001

         The Company granted options to purchase 10,000 shares of stock to Bryan
J. Merryman during the fiscal year ended February 28, 2001 pursuant to the 1995 Stock Option Plan. This grant represents 100% of the options granted to employees during the fiscal year ended February 28, 2001.

AGGREGATED OPTION EXERCISES DURING FISCAL 2001 AND FISCAL YEAR END OPTION VALUES

         The following table provides information regarding the number and value of options held by the Named Officers at fiscal year end. No options for shares of stock were exercised by the Named Officers during fiscal 2001. The Company does not have any outstanding stock appreciation rights.

                                                            Number of Securities
                              Shares                       Underlying Unexercised       Value of Unexercised In-
                            Acquired on      Value            Option at Fiscal            the-Money Options at
         Name              Exercise (#)   Realized ($)          Year End (#)             Fiscal Year End ($)(1)
------------------         ------------   ------------  ---------------------------   ----------------------------
                                                        Exercisable   Unexercisable   Exercisable    Unexercisable
                                                        -----------   -------------   -----------    -------------
Franklin E. Crail               --             --            --           10,000               --               --
Bryan J. Merryman               --             --          20,000         30,000           $9,750          $12,750
Edward L. Dudley                --             --          22,000         18,000           $2,625          $ 1,750
Jay B. Haws                     --             --          31,000         10,000           $7,500               --

(1) The closing bid price of the Common Stock on the Nasdaq Stock Market on February 28, 2001, was $4.9375 per share.

COMPENSATION OF DIRECTORS

         Directors of the Company do not receive any compensation for serving on the Board or on committees. Directors who are not also officers or employees of the Company are entitled to receive stock option awards under the 1990 Director's Plan and the 2000 Director's Plan.

         The 1990 Director's Plan, as amended, provides for automatic grants of nonqualified stock options covering a maximum of 90,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company and who have not made an irrevocable, one-time election to decline to participate in the plan. The 1990 Director's Plan provides that, during the term of the 1990 Director's Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each nonemployee director's option may be exercised in full during the period beginning one year after the grant date of such option and ending ten years after such grant date, unless the option expires sooner due to termination of service or death.

         The 2000 Director's Plan provides for automatic grants of nonqualified stock options covering a maximum of 60,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company. The 2000 Director's Plan provides that, during the term of the 2000 Director's Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each year following adoption of the 2000 Director's Plan, on a date established by the Compensation Committee, during the term of the 2000 Director's Plan, options to purchase 1,000 shares of common stock shall be granted automatically to each nonemployee director, if any, who is serving the Company as a director on such date. Each nonemployee director's option may be exercised in full beginning on the Vesting Date as determined by the Compensation Committee and ending five years after such vesting date, unless the option expires sooner due to termination of service or death.

COMPARISON OF RETURN ON EQUITY

         The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, in the Nasdaq U.S. Index, in the Russell 2000 Index and in a Peer Group Index of companies in the confectionery industry, on February 29, 1996.


                                    [CHART]


                                                      BASE
COMPANY/INDEX NAME                                    PERIOD     RETURN     RETURN     RETURN     RETURN     RETURN
                                                      1996       2/1997     2/1998     2/1999     2/2000     2/2001
-------------------------------------                 ------     ------     ------     ------     ------     ------
Rocky Mountain Chocolate Factory, Inc.                100.00      55.56      52.78      50.00      50.00      54.86
Nasdaq Index - US                                     100.00     119.30     163.00     212.30     433.70     197.68
Russell 2000 Index                                    100.00     112.56     146.27     125.59     187.48     155.90
Peer Group(l)                                         100.00     113.16     158.43     175.22     129.84     182.62

(1) Comprised of the following companies: Hershey Foods Corporation, Imperial Holly Corporation, Monterey Pasta Company, Paradise, Inc., Sherwood Brands, Tootsie Roll Industries, Valhi, Inc. and Wrigley (Wm.), Jr. Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors consists of Lee N. Mortenson, Fred M. Trainor and Gerald A. Kien. None of the foregoing persons is or has been an officer of the Company.

                             AUDIT COMMITTEE REPORT

         The audit committee of the Company's board of directors (the "Audit Committee") consists of three non-employee directors, Lee N. Mortenson, Gerald
A. Kien and Fred M. Turner, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the board of directors, attached to this Proxy Statement as Appendix A.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit committee's responsibility is to monitor and oversee these processes.

         In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

         The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

         Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accounts to the Audit Committee, the Audit Committee recommended that the board of directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended February 28, 2001 filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Company's Board of Directors, Lee N. Mortenson
        Gerald A. Kien
        Fred M. Trainor

            FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

         For the fiscal year ended February 28, 2001, Grant Thornton LLP, our independent auditor and principal accountant, billed the approximate fees as follows:

         Audit Fees.............................................................. $55,000
         Financial Information Systems Design and Implementation Fees............ $   -0-
         All Other Fees.......................................................... $39,000


                              CERTAIN TRANSACTIONS

         On March 21, 2000 the Company commenced a tender offer to acquire shares of its common stock. Pursuant to the tender offer, which was completed on May 1, 2000, the Company acquired 447,595 shares of its issued and outstanding common stock at $6.25 per share.

         In January 2001 the Company repurchased 46,000 Company shares at an average price of $5.06 per share.

         Between March 6, 2001 and April 19, 2001, the Company repurchased 69,716 Company shares at an average price of $6.06 per share. Of the shares repurchased during this time period, 19,000 were repurchased from employees.

                 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company has no knowledge that any person who was a director, executive officer or 10% shareholder at any time during fiscal 2001 failed to file a Form 4 on a timely basis or was required to file a Form 5 for fiscal 2001 and failed to do so, and the Company has received a written representation that a Form 5 was not required from each such person. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and 10% shareholders and copies of the reports filed by them with the Securities and Exchange Commission.

ITEM 2.  PROPOSAL TO APPROVE AN AMENDMENT OF THE 1995 STOCK OPTION PLAN

         At the Annual Meeting, holders of Common Stock will also be asked to consider and approve the adoption of an amendment to increase from 200,000 to 300,000 the number of shares of Common Stock reserved for issuance under the Company's 1995 Stock option Plan (the "Option Plan"). This amendment was adopted, subject to shareholder approval, by the Board of Directors on June 12, 2001.

Reasons for the Amendments to the Option Plan

         As of February 28, 2001, there were outstanding stock options covering 171,000 shares of Common Stock and 29,000 shares remained available for future awards under the Option Plan. The purpose of the proposal is to continue the Option Plan by increasing by 100,000 shares the aggregate number of shares of Common Stock that may be issued under the Option Plan. The purpose of the Option Plan is to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected officers and other key employees by giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

Description of Option Plan as Currently in Effect

         Administration of the Plan. A Committee of two or more members of the Board of Directors (the "Committee") must be designated to administer the Option Plan. The Committee must be composed of disinterested directors, as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any similar rule or regulation promulgated thereunder. The Committee has full authority, subject to the express provisions of the Option Plan and any option granted thereunder, to grant options under the Option Plan, to interpret the Option Plan and any option granted thereunder, to determine the terms of each option granted under the Option Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Option Plan. The Board of Directors has designated the Compensation Committee to perform the functions of the Committee.

         Shares Available. The Option Plan provides that the Committee may grant to employees such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company. All grants under the Option Plan are subject to adjustments in certain circumstances as hereinafter described.

         Eligibility and Participation. Awards made pursuant to the Option Plan may be granted only to individuals who, at the time of the grant, are key employees or officers of the Company. There are presently approximately 20 such persons. Awards may not be made to any director who is not also an employee of the Company, nor to any member of the Committee. Grants of Options are made at the discretion of the Committee and are based on the employee's present and potential contributions to the success of the Company and such other factors as the Committee deems appropriate to carry out the purpose of the Option Plan.

         Types of Grants Under the Option Plan. The Option Plan provides that the Committee may designate any option granted as either a nonqualified stock option or an incentive stock option, except that the aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000, determined as of the date the incentive stock option is granted. If, however, such option is intended to be an incentive stock option and its fair market value exceeds $100,000, such option will be deemed to be an incentive stock option to the extent it does not exceed $100,000 and a nonqualified stock option to the extent it exceeds that limit.

         Option Price. The purchase price of options is determined by the Committee in its discretion at the time of the grant. The purchase price of incentive stock options must not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted, except that the purchase price shall be at least 110% of the fair market value per share of the Common Stock on the date of grant if the optionee, on the date of such grant, possesses more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate. The purchase price of a nonqualified stock option must be greater than the par value of the stock on either the date the option is granted or the date it is exercised, whichever is greater.

         Exercise of Options. An option may be exercised in whole or in part in accordance with procedures established by the Committee. Such procedures may include a limitation on the number of shares purchasable in any period of time, or any other terms and conditions not inconsistent with the terms of the Option Plan. The Committee, in its discretion, may accelerate the exercise date of any option.

         Payment of Exercise Price. Common Stock purchase upon the exercise of an option must be paid for in full at the time of purchase. Payment must be made in cash or, if accepted by the Committee, in its discretion, shares of Common Stock owned by the optionee (valued at the fair market value on the date of exercise). Furthermore, the Committee may, in its discretion, approve the extension of a loan to an optionee to assist in the payment of the exercise price. If the loan is to an employee who is also a director, the Committee must first have determined in good faith that such loan is fair to the Company and the loan must otherwise comply with applicable law.

         Nontransferability of Options. Option awards are not transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee.

         Expiration of Options. Options granted under the Option Plan will generally be exercisable for a period of ten years after the date of grant. Options will expire, however, upon an earlier termination of the optionee's employment, subject to certain grace periods. If, however, the optionee's employment is terminated by reason of such optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an affiliate, such optionee's options will immediately become null and void.

         Any incentive stock option granted to an optionee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate shall not be exercisable after the expiration of five years from the date of the grant.

         Adjustments to Awards Upon changes in Common Stock. The number of shares as to which options may be granted under the Option Plan will be decreased or increased proportionally to account for any stock split or any dividend payable in shares of Common Stock. In the event of any other reclassification of Common Stock, or in the event of a liquidation or reorganization of the Company or an affiliate, the Board will make any necessary adjustments to any unexercised options granted under the Option Plan. If the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, or if the Company disposes of all or substantially all of its assets to another corporation, then all outstanding options may be canceled by the Board, but all optionees must receive notice of such cancellation and would have the right to exercise such option in full during the 30-day period preceding the effective date of such action.

         Amendment and Termination of the Option Plan. The Option Plan will terminate, unless previously terminated by the Board, ten years from July 31, 1995. No options may be granted after that date.

         The Board may alter or amend the Option Plan but may not, without shareholder approval, (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Option Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Option Plan (iii) extend the term of the Option Plan or the maximum exercise period provided in the Option Plan (iv) decrease the minimum purchase price of Common Stock provided in the Option Plan, (v) materially increase the benefits accruing to participants under the Option Plan, or (vi) materially modify the requirements as to eligibility for participation in the Option Plan.

         No termination or amendment of the Option Plan may adversely affect the rights of an optionee under a previously granted option, except with the consent of the optionee.

         Modifications of Options. Subject to the terms of the Option Plan, the Committee may modify, extend, or renew outstanding options, or accept the surrender of options granted under the Option Plan and authorize the granting of new options in substitution, except that no such modification may, without the consent of the optionee, impair any rights under any option, except as necessary to comply with Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Federal Income Tax Consequences

         The following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences, and the federal income tax consequences to employees may be either more or less favorable than those described below depending on an employee's particular circumstances.

         Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, or if less (and if the disposition is action in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

         The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

         The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee and two years after grant of the option, however, the Company may, subject to the deduction limitation described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

         If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option (Swapped Shares), the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock," and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonstatutory option. If the stock is statutory option stock and the applicable holding period has been satisfied, no income will be recognized by the optionee upon the exercise of the incentive stock option with Swapped Shares. If the stock is nonstatutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock and the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code. The optionee must then include in income as compensation the difference between the original purchase price for the statutory option stock and the fair market value of those shares at the time of exercise. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already-owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

         Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares.

         Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction (subject to the deduction limitation described below) equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

         The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

         If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the nonqualified stock option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. Whether the already owned shares are nonstatutory or statutory options, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares.

         Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Compensation attributable to a stock option is deemed to satisfy the requirements for performance-based compensation only if (i) the grant is made by a compensation committee composed of two or more outside directors; (ii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the option grant. The Option Plan has not been designed to meet these requirements, and, accordingly, options granted under the Option Plan do not qualify as performance-based compensation for purposes of Section 162(m) of the Code.

Grants Under the Option Plan

         Since inception of the Option Plan, the Compensation Committee has awarded options covering 171,000 shares of Common Stock (excluding options canceled or that expired without exercise) to 20 employees of the Company, including six current executive officers.

                             AGGREGATE OPTION AWARDS

                       1995 STOCK OPTION PLAN, AS AMENDED


                             NUMBER OF SHARES      % OF TOTAL OPTIONS          AVERAGE
                                UNDERLYING               GRANTED           EXERCISE PRICE
NAME AND POSITION            OPTIONS GRANTED          TO EMPLOYEES            ($/SHARE)
-----------------            ----------------      ------------------      --------------
Bryan J. Merryman
Chief Operating Officer
and Chief Financial
Officer                           50,000*                 29.2%                 $4.52

Edward L. Dudley
Sr. Vice President
Sales and Marketing               40,000                  23.4%                 $5.34

Jay B. Haws
Vice President-
Creative Services                 20,000                  11.7%                 $6.44

Franklin E. Crail
Chief Executive Officer
                                  10,000                   5.8%                 $5.63

William K. Jobson
Chief Information Officer
                                  10,000                   5.8%                 $4.56

Executive Group
(6 Persons)                      137,000                  80.1%                 $5.16

Non-Executive
Officer Employee Group            34,000                  19.9%                 $7.08

            *Includes options covering 10,000 shares granted to Mr. Merryman during the fiscal year ended February 28, 2001.

         Except as indicated above, no person received more than 5% of the total options granted under the Option Plan.

  RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN DESCRIBED ABOVE.

                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         Grant Thornton LLP was the independent public accountant for the Company for the year ended February 28, 2001. It is expected that representatives of Grant Thornton LLP will be present at the Annual Meeting to make any statement they desire and to respond to appropriate questions.

         Grant Thornton LLP has been appointed as independent public accountant for the Company for the fiscal year ending February 28, 2002. Shareholders are not being asked to ratify the appointment.

         SHAREHOLDER PROPOSALS

         Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's 2002 proxy solicitation materials must, in addition to other applicable requirements, set forth the proposal in writing and file it with the Secretary of the Company on or before May 1, 2002. The Board of Directors of the Company will review any proposals from shareholders it receives by that date and will determine whether any proposals will be included in its 2002 Proxy solicitation materials.

         ANNUAL REPORT TO SHAREHOLDERS

         The 2001 Annual Report to shareholders is being mailed to shareholders with this Proxy Statement.

         OTHER MATTERS AT THE MEETING

         As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company.


         SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN
            THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.


                                By Order of the Board of Directors

                                /s/ Bryan J. Merryman
                                ------------------------------------------------
                                Bryan J. Merryman
                                Chief Operating Officer/Chief Financial Officer

June 20, 2001

                                   APPENDIX A


                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                     CHARTER



I.       PURPOSE

This Charter ("Charter") shall govern the operations of the Audit Committee ("Committee") of the Board of Directors ("Board") of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation ("Corporation"). The purpose of the Charter is to assist and direct the Committee in fulfilling its oversight responsibilities in performing the following primary responsibilities.

o Monitor the Corporation's financial reporting processes and systems of internal controls regarding finance and accounting.

o Monitor the independence and performance of the Corporation's independent auditors.

o Provide a forum for communication among the Board, the independent auditors, and financial and senior management of the Corporation.

The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and, for this purpose, to retain on behalf of the Committee outside counsel or other experts.

II.      COMPOSITION

The Committee shall be comprised of three or more directors, each of whom shall meet all requirements for independence promulgated by The Nasdaq Stock Market, Inc. ("Nasdaq"). Each member shall be able to read and understand fundamental financial statements, or will become able to do so within a reasonable period of time after being elected to the Committee, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall elect a replacement. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee.

III.     MEETINGS

The Committee shall meet at least annually, and more frequently as circumstances dictate. The Committee, or its Chairman, shall communicate each quarter with the independent auditors and management to review the Corporation's interim financial statements in accordance with Section V.4., below. The Committee shall meet at least annually with management and the independent auditors in accordance with Section V.5., below. Such meetings and communications shall be either in person or by conference telephone call, such meetings may be either separate or combined, at the discretion of the Committee.

IV.      ACCOUNTABILITY

The independent auditor's shall be ultimately accountable to the Board and the Committee. The Board and the Committee shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

V.       RESPONSIBILITIES

The responsibility of the Committee shall be to oversee the Corporation's financial reporting process on behalf of the Board and to report the results of such oversight activities to the Board and to the shareholders of the Corporation. The responsibility of management is to prepare the Corporation's financial statements. The responsibility of the independent auditors is to audit those financial statements. To fulfill its responsibilities the Committee shall:

FINANCIAL REPORTING REVIEW

         1. Review and reassess the adequacy of this Charter, at least annually, as conditions dictate.

         2. Confirm, at least annually, that the members of the Committee continue to meet all NYSE requirements for independence.

         3. Confirm that the Company has made to the Nasdaq all required certifications regarding the annual review and reassessment of this Charter.

         4. Prior to filing, in accordance with Statement of Auditing Standards No. 71 ("SAS No. 71"), and considering Statement on Auditing Standards No. 61 ("SAS No. 61") as it relates to interim financial information, review with management and the independent auditors (i) the Company's quarterly financial results prior to the release of earnings and (ii) the Company's Quarterly Reports on Form 10-Q prior to the filing of such reports with the Securities and Exchange Commission (the "SEC"). The Chairman of the Committee may represent the entire Committee for purposes of this review.

         5. Prior to distribution, review the Corporation's audited financial statements, and discuss them with management and with the independent auditors, with specific attention to those matters to be discussed by SAS No. 61.

         6. Receive from the independent auditors that formal written statement required by Independence Standards Board Standard No. 1 ("ISB Standard No. 1) and discuss with them that statement and their independence from management and the Corporation. Recommend, if appropriate, that the Board take appropriate action in response to the independent auditors' written disclosures to satisfy itself of the independent auditors' independence.

         7. Based on the review and discussions set forth above, determine whether to recommend to the Board that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

         8. Review the regular internal reports to management prepared by the financial staff and discuss them with management as necessary.

         9. Review and discuss with the independent auditors their evaluation of the Corporation's financial reporting processes, both internal and external.

         10. Review and discuss with the independent auditors' their judgment about the quality and appropriateness, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting.

INDEPENDENT AUDITORS

         11. Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for their audit.

         12. Following completion of work on the annual audit, discuss with the independent auditors and management the adequacy and effectiveness of the Company's systems of internal controls regarding finance and accounting.

         13. Review the performance of the independent auditors and recommend annually to the Board the selection of the Corporation's independent auditors.

PROCESS IMPROVEMENT

         14. Review and discuss with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been or can be implemented.

LEGAL MATTERS

         15. Review, with the Corporation's counsel (a) legal compliance matters, and (b) other legal matters that could have an impact on the Corporation's financial statements.

                                   APPENDIX B


                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                             1995 STOCK OPTION PLAN



         Section 1. Purpose. It is the purpose of the Plan to promote the interests of Rocky Mountain Chocolate Factory, Inc. (the "Company") and its shareholders by attracting, retaining and stimulating the performance of selected officers and other key employees by giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. Unless otherwise specified in the option agreement, each Option granted under the Plan shall be an Incentive Stock Option.

         Section 2. Definitions. As used herein the following terms have the following meanings:

                  (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" means the Compensation Committee described in
         Section 4 hereof.

                  (e) "Common Stock" means the $0.03 par value Common Stock of the Company.

                  (f) "Company" means Rocky Mountain Chocolate Factory, Inc., a Colorado corporation.

                  (g) "Employee" means any regular salaried officer (including an officer who may be a member of the Board) or other key employee of the Company or an Affiliate.

                  (h) "Fair Market Value" means, unless the Committee determines otherwise in good faith, the closing sale price of the Common Stock on the date in question (or, if there is no reported sale on such date, then on the last preceding day on which a reported sale occurred) as reported on the Nasdaq National Market or any national stock exchange or other stock market on which the Common Stock is then traded, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or any national stock exchange but is quoted as an over-the-counter security on Nasdaq or any similar system then in use, "Fair Market Value" shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question.

                  (i) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422(b) of the Code.

                  (j) "Lock-Up Period" means any period during which an Optionee is prohibited from selling shares of Common Stock without the consent of an underwriter or placement agent (or a representative thereof) pursuant to an agreement between the Optionee and such underwriter, placement agent or representative in connection with an offering of securities of the Company.

                  (k) "Nonqualified Stock Option" means an option that is not an Incentive Stock Option.

                  (l) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

                  (m) "Optionee" means an Employee who has been granted an Option under the Plan.

                  (n) "Plan" means this Rocky Mountain Chocolate Factory, Inc. 1995 Stock Option Plan.

                  (o) "Retirement" means an Optionee's termination of employment with the Company or an Affiliate after the Optionee reaches age 65.

         Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 300,000 shares of the authorized Common Stock. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan.

         Section 4. Administration of the Plan. The Plan shall be administered by a Compensation Committee which shall consist of two or more members of the Board, each of whom shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any similar rule or regulation promulgated thereunder. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

                  (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

                  (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

                  (c) No member of the Committee shall be eligible to receive an Option under the Plan.

                  (d) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan and any Option granted hereunder, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased, and the nature and extent of restrictions, if any, on such shares. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

                  (e) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

         Section 5. Grant of Options. At any time and from time to time during the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted as an Incentive Stock Option; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to an Employee under the Plan (including all options qualifying as Incentive Stock Options granted to such Employee under any other plan of the Company or an Affiliate) are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000, determined as of the date the Incentive Stock Option is granted. If an Option that is intended to be an Incentive Stock Option shall be granted and such Option does not comply with the proviso of the immediately preceding sentence, such Option shall not be void but shall be deemed to be an Incentive Stock Option to the extent it does not exceed the limit established by such proviso and shall be deemed a Nonqualified Stock Option to the extent it exceeds that limit.

         Section 6. Option Price and Payment. The purchase price per share of Common Stock under each Incentive Stock Option shall be determined by the Committee in its discretion, but in no event shall such price be less than 100% of the Fair Market Value per share of Common Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price per share of Common Stock under any Incentive Stock Option granted to an Optionee who, on the date such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The purchase price per share of Common Stock under each Nonqualified Stock Option shall be determined by the Committee in its discretion, but in no event shall such price be less than the par value per share of Common Stock on the date the Nonqualified Stock Option is granted or exercised, whichever is greater. Upon exercise of an Option, the purchase price shall be paid in full (i) in cash or (ii) with the consent of the Committee and if and to the extent provided for under the option agreement for such Option, in cash and/or by delivery of shares of Common Stock already owned by the Optionee, which shares are free of all liens, claims and encumbrances of every kind and have an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

         The Committee, in its sole and absolute discretion, may approve the extension of a loan to an Optionee by the Company to assist the Optionee in paying the exercise price of an Option; provided, however, that no such loan shall be made to an Optionee who is a director of the Company unless the Committee determines in good faith that the loan is fair to the Company at the time of such approval. Any such loan to an Optionee shall be made in accordance with the terms and conditions (including interest rate and terms of repayment) determined by the Committee in its discretion and applicable law.

         Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted; (ii) the later of (A) the expiration of 30 days from the date of the termination of the Optionee's employment with the Company or an Affiliate for any reason other than Retirement, disability or death or (B) in the event that the 30-day period specified in (ii)(A) occurs during a Lock-Up Period, the expiration of 30 days following the expiration of such Lock-Up Period; (iii) the later of (A) the expiration of three months from the date of the termination of the Optionee's employment with the Company or an Affiliate by reason of Retirement or (B) in the event that the three-month period specified in (iii)(A) occurs during a Lock-Up Period, the expiration of three months following the expiration of such Lock-Up Period; or (iv) the expiration of one year from the date of the termination of the Optionee's employment with the Company or an Affiliate by reason of disability (as determined by the Committee in its sole discretion) or death; provided, however, that an Option that is intended to be an Incentive Stock Option shall not be treated as an Incentive Stock Option to the extent it is exercised more than three months following the Optionee's termination of employment with the Company or an Affiliate for any reason other than disability or death. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any option granted hereunder shall expire and become null and void immediately upon an Optionee's termination of employment with the Company or an Affiliate by reason of such Optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate (as determined by the Committee in its sole discretion). An Incentive Stock Option granted to an Optionee who, on the date such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.

         Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

         Section 9. Termination of Employment. A transfer of employment among the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of the Plan. The Committee, in its sole and absolute discretion, shall determine whether an authorized leave of absence or absence on military or government service shall constitute a termination of employment for purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

         Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

         In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, including a transaction in which the Company or an Affiliate is not the survivor, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

         Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from July 31, 1995, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may alter or amend the Plan but may not without the approval of the shareholders of the Company make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section 10 hereof), (iii) extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (iv) decrease the minimum purchase price for Common Stock provided in Section 6 (other than as provided in Section 10 hereof), (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan.

         No termination or amendment of the Plan shall adversely affect the rights of an Optionee under a previously granted Option, except with the consent of such Optionee.

         Section 12. Modification of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan (including the conversion of an Incentive Stock Option into a Nonqualified Stock Option), or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee, except as may be necessary, with respect to Incentive Stock Options, to satisfy the requirements of Section 422(b) of the Code.

         Section 13. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

         Section 14. Investment Letter. If the Company so elects, the Company's obligation to deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Employee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Employee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

         Section 15. Stock Purchase Agreement. The Committee, in its sole and absolute discretion, may require, as an additional condition to the issuance of Common Stock upon the exercise of an Option, that the Optionee furnish to the

Company an executed stock purchase agreement in such form as may be prescribed by the Committee.

         Section 16. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

         Section 17. Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

         IN WITNESS WHEREOF, this Plan has been executed at Durango, Colorado, on this 24th day of August, 1995, to be effective as of August 24, 1995.


                                  ROCKY MOUNTAIN CHOCOLATE
                                  FACTORY, INC.

                                  By:        /s/ Franklin E. Crail
                                     ----------------------------------------
                                          Franklin E. Crail, President

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 TURNER DRIVE
                             DURANGO, COLORADO 81303
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints FRANKLIN E. CRAIL and VIRGINIA M. PEREZ, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the "Company") held of record by the undersigned on June 15, 2001, at the annual meeting of shareholders to be held on July 20, 2001 or any adjournment thereof.

[ ] Please mark boxes
    in blue or black ink.

1.    ELECTION OF DIRECTORS:

  FOR all nominees listed below (except as marked to the contrary below)

  WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(s),
                STRIKE A LINE THROUGH THE NOMINEE'S NAME OR WRITE A ZERO ("0")
                IN THE SPACE FOLLOWING HIS NAME BELOW. TO EXERCISE CUMULATIVE
                VOTING BY CASTING TWO OR MORE VOTES PER SHARE FOR ANY INDIVIDUAL
                NOMINEE(s), WRITE THE NUMBER OF VOTES CAST FOR THE NOMINEE IN
                THE SPACE FOLLOWING HIS NAME. EACH SHARE OF COMMON STOCK IS
                ENTITLED TO SIX VOTES, IN THE AGGREGATE.)

      Franklin E. Crail ______     Bryan J. Merryman ______     Gerald A. Kien  ______
      Lee N. Mortenson  ______     Fred M. Trainor   ______     Clyde Wm. Engle ______

2. To consider and vote upon a proposal to amend the Company's 1995 Stock Option Plan to increase from 200,000 to 300,000 the aggregate number of shares of Common Stock authorized for issuance under such plan.
      [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

3. Each of the above-named attorneys and proxies (or his or her substitute) is authorized to vote in his or her discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                   (Continued and to be signed on reverse side.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE APPROVAL OF
PROPOSAL 2.



                                        Date:                             , 2001
                                             -----------------------------



                                        ----------------------------------------
                                                       Signature



                                        ----------------------------------------
                                               Signature if held jointly


                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


   SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.